UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 12, 2019

TOWER INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34903	27-3679414
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17672 Laurel Park Drive North, Suite 400E, Livonia, Michigan		48152
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (248) 675-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	TOWR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On July 12, 2019, Tower International, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Autokiniton US Holdings, Inc., a Delaware corporation (“Parent”), and Tiger Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub shall commence a cash tender offer (as it may be extended and amended from time to time as permitted under, or required by, the Merger Agreement, the “Offer”), no sooner than August 14, 2019 and no later than August 19, 2019, to purchase any and all of the outstanding shares of common stock of the Company, par value $0.01 per share (each, a “Share,” and collectively, “Shares”) at a price per Share of $31.00 in cash, net of applicable withholding, without interest (such amount, or any other amount per share paid in the Offer in accordance with the Merger Agreement, the “Offer Price”).

The board of directors of the Company (the “Company Board”) has unanimously (i) determined that it is advisable and in the best interests of the Company and its stockholders to enter into the Merger Agreement and to consummate the Merger (as defined below) and the other transactions contemplated thereby, (ii) determined that the Offer is advisable, fair and in the best interests of the Company and its stockholders, (iii) approved and declared advisable the Merger Agreement, the Merger and the other transactions contemplated thereby, in each case, in accordance with the General Corporation Law of the State of Delaware (“DGCL”), (iv) resolved that the Merger Agreement and the Merger shall be governed by and effected under Section 251(h) of the DGCL and (v) resolved to recommend that the stockholders of the Company tender their Shares in the Offer.

The consummation of the Offer is subject to, among other things, (1) there having been validly tendered and not validly withdrawn Shares that represent at least one more Share than 50% of the Shares outstanding as of the expiration of the Offer, (2) the expiration or termination of any applicable waiting period (or extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or receipt of any related affirmative governmental approval or clearance, (3) the absence of a material adverse effect on the Company and (4) other customary closing conditions contained in the Merger Agreement.

Assuming the Offer is consummated in accordance with the Merger Agreement, then, as soon as practicable following the consummation of the Offer, and subject to the satisfaction or waiver of the applicable conditions in the Merger Agreement, pursuant to Section 251(h) of the DGCL, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a direct, wholly owned subsidiary of Parent (the “Surviving Corporation”), without a meeting or vote of the Company’s stockholders.

As of the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time, other than cancelled shares (including shares owned directly by Parent or Merger Sub) and dissenting shares, will be converted into the right to receive an amount equal to $31.00 per share in cash, net of applicable tax withholding, without interest (the “Merger Consideration”).

Pursuant to the Merger Agreement, at the Effective Time each option award in respect of Shares granted under the Company’s 2010 Equity Incentive Plan (the “Plan”) that is unexercised and outstanding immediately prior to the Effective Time (collectively, the “Options”), whether vested or unvested, and that has an exercise price per Share that is less than the amount of the Merger Consideration, will fully vest and will be cancelled and converted automatically into the right to receive, as soon as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the product of (i) the amount by which the amount of the Merger Consideration exceeds the exercise price per Share of such Option and (ii) the total number of Shares subject to such Option, net of applicable tax withholding.

Pursuant to the Merger Agreement, at the Effective Time, each Option that has an exercise price per Share that is greater than or equal to the Merger Consideration will cease to be outstanding, be cancelled and cease to exist and the holder of any such Option will not be entitled to payment of any consideration therefor.

Pursuant to the Merger Agreement, at the Effective Time, each restricted stock unit award in respect of Shares granted under the Plan that is outstanding immediately prior to the Effective Time (a “RSU”) will fully vest and will be cancelled and converted automatically into the right to receive, as soon as reasonably practicable after the Effective Time an amount in cash, without interest equal to the Merger Consideration multiplied by the total number of Shares underlying such RSU, net of applicable tax withholding.

Pursuant to the Merger Agreement, each performance award granted under the Plan that is outstanding immediately prior to the Effective Time (a “Performance Award”) will at the Effective Time, be cancelled and converted automatically into the right to receive, within sixty (60) days after the Effective Time, a cash payment (net of applicable tax withholding), equal to the amount that would be payable in respect of such Performance Award based on deemed performance achievement, pro-rated for any incomplete performance period (other than with respect to employees who have contractual rights precluding such proration), with such proration based on the number of completed calendar months elapsed during the performance period prior to the Effective Time.

The Merger Agreement contains customary representations and warranties of the Company, Parent and Merger Sub. The Merger Agreement also contains customary covenants and agreements, including with respect to the operation of the business of the Company and its subsidiaries between signing and closing, governmental filings and approvals, public disclosures and similar matters. One such covenant precludes the Company from paying dividends through the closing of the Merger.

During the period beginning on the date of the Merger Agreement and continuing until 12:01 a.m. New York City time on August 16, 2019 (the “Go-Shop Period”), the Company and the Company’s Subsidiaries and their respective Representatives shall have the right to, directly or indirectly: (w) initiate, solicit and encourage any acquisition proposal or any inquiry, discussion, offer or request that constitutes or could reasonably be expected to lead to an acquisition proposal, (x) provide access to non-public information to any Person pursuant to an acceptable confidentiality agreement, (y) grant a waiver with respect to certain “standstill” obligations, and (z) engage or enter into or continue in any discussions or negotiations with any persons or groups of persons with respect to any acquisition proposal.

Starting immediately after 12:01 a.m. on August 16, 2019 ((or, with respect to any Excluded Party (as defined below), at 12:01 a.m. New York City time on the tenth (10th) day after the date on which the Go-Shop Period ends) the “No-Shop Period Start Date”), the Company will become subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals and to provide non-public information to and engage in discussions or negotiations with third parties regarding alternative acquisition proposals, except that the Company may continue to engage in the aforementioned activities with third parties from whom the Company has received an acquisition proposal during the Go-Shop Period that the Company Board has determined constitutes or could reasonably be expected to result in, a Superior Proposal (as defined below) and has determined that the failure to take such actions would be inconsistent with the Company Board’s fiduciary duties (each such person, an “Excluded Party”).

Notwithstanding the limitations applicable after the No-Shop Period Start Date, during that period the Company may under certain circumstances provide information to and participate in discussions or negotiations with respect to any unsolicited, bona fide written acquisition proposal that the Company Board has determined constitutes or would reasonably be expected to lead to a Superior Proposal and has determined that the failure to take such actions would be inconsistent with the Company Board’s fiduciary duties to the Company’s stockholders under applicable law. In general, a “Superior Proposal” is an acquisition proposal for at least 50% of the consolidated assets, net income, net revenues, or equity of the Company which the Company Board determines in good faith to be more favorable from a financial point of view to the Company’s stockholders than the Offer and the Merger and that the Company Board in good faith determines is reasonably likely to be timely completed in accordance with its terms, in each case, taking into account all financial, regulatory, legal and other aspects of the proposal that the Company Board determines to be relevant thereto and after receiving the advice of a financial advisor (which will be a nationally recognized investment banking firm) and outside legal counsel.

The Company must provide prior written notice to Parent, at least five (5) business days in advance of its intention to effect an adverse Company Board recommendation change or termination of the Merger Agreement due to a Superior Proposal (the “Superior Proposal Notice Period”). The Company is obligated to give Parent the right to propose adjustments to the terms and conditions of the Merger Agreement and the Company shall negotiate in good faith with Parent during the Superior Proposal Notice Period in such a manner that would eliminate the need for taking such action. After considering the results of any negotiations and giving effect to any proposals, amendments or modifications offered, made or agreed to in writing by Parent, if any, the Company Board may effect an adverse Company Board recommendation change or termination of the Merger Agreement if it shall have determined in good faith that such Superior Proposal continues to constitute a Superior Proposal.

Notwithstanding anything in the Merger Agreement to the contrary, at any time prior to the Offer acceptance time, the Company Board may make an adverse recommendation change with respect to an intervening event, if the Company Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that its failure to effect an adverse recommendation change with respect to an intervening event would be inconsistent with its fiduciary duties to the stockholders of the Company; provided, that the Company Board may not effect such an adverse recommendation change unless the Company shall have provided prior written notice to Parent at least four (4) Business Days in advance (the “Intervening Event Notice Period”) of its intention to effect such an adverse recommendation change and the relevant details of such intervening event. If requested by Parent, the Company shall negotiate in good faith with Parent during the Intervening Event Notice Period in order to enable Parent to revise the terms of the Merger Agreement so that the failure to make such an adverse recommendation change would no longer be inconsistent with the directors’ exercise of their fiduciary duties to the Company’s stockholder under applicable law. Following the Intervening Event Notice Period and after considering the results of any negotiations and giving effect to any proposals, amendments or modifications offered, made or agreed to, in writing, by Parent, if any, the Company Board may make an adverse Company Board recommendation change with respect to an intervening event if the Company Board shall have determined in good faith that the failure to make such an adverse recommendation change continues to be inconsistent with the directors’ exercise of their fiduciary duties to the Company’s stockholders under applicable law.

The Merger Agreement contains certain termination rights for the Company and Parent, including, among others, subject to certain limitations: (1) by mutual agreement of the parties to terminate, (2) by either party if any law or order permanently prohibits consummation of the Offer or the Merger, (3) by either party if the Offer Acceptance Time (as defined in the Merger Agreement) has not occurred on or prior to 5:00 p.m., Eastern Time, on November 9, 2019 (the “End Date”), (4) by either party if the other party has breached or failed to perform in any material respect any of its representations, warranties or covenants under the Merger Agreement such that a condition to the Offer is not satisfied (subject to notice and cure and other customary exceptions), (5) by Parent if the Company Board changes its recommendation to the Company’s stockholders prior to the Offer Acceptance Time and (6) by the Company to accept a Superior Proposal or, under specified circumstance, if Parent fails to close the Merger when required to do so under the Merger Agreement.

Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee. Generally, subject to certain exceptions, if the termination fee becomes payable as a result of the Company’s termination of the Merger Agreement in order to enter into a definitive acquisition agreement providing for a Superior Proposal, the amount of the termination fee will be $19,850,000, unless such termination is prior to the Cut-Off Time (as defined in the Merger Agreement) and in connection with an acquisition proposal that is submitted prior to the expiration of the Go-Shop Period (other than by certain specified persons) or by an Excluded Party, in which case the termination fee will be $13,235,000. In certain circumstances, the Company will be required to reimburse up to $5,000,000 of expenses incurred by or on behalf of Parent or Merger Sub (or their respective affiliates) in connection with the transactions contemplated by the Merger Agreement and in certain circumstances the Company will be required to pay a fee of $19,850,000 if the Merger Agreement is terminated and during a specified period thereafter the Company enters into another acquisition proposal with a different party that is ultimately consummated. Parent will be required to pay a termination fee of $46,320,000 to the Company in certain customary circumstances.

Parent has obtained debt financing commitments from Goldman Sachs Bank USA, Bank of America, N.A., BofA Securities, Inc., Barclays Bank PLC, KKR Corporate Lending LLC, KKR Capital Markets LLC, RBC Capital Markets and Royal Bank of Canada and equity financing commitments from funds associated with KPS Capital Partners, LP, in each case to fund the transactions contemplated by the Merger Agreement. The Merger Agreement requires Parent and Merger Sub to use their commercially reasonable efforts to obtain the financing on the terms and conditions described in the financing commitments. The Company is only entitled to specific performance to compel Parent and Merger Sub to cause the equity financing to be funded if the Marketing Period (as defined the Merger Agreement) has been completed and the debt financing has been funded or will be funded at the time Merger Sub accepts Shares for payment in the Offer.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference in its entirety. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in the confidential disclosure schedules provided by the Company to Parent in connection with the signing of the Merger Agreement. The confidential disclosure schedules contain information that modify, qualify and create exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purposes of allocating risk between the Company and Parent rather than establishing matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties in the Merger Agreement should not be relied on as characterizations of the actual state of facts about the Company. Investors are not third-party beneficiaries under the Merger Agreement. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 12, 2019, the Company Board adopted an amendment to the Company’s Bylaws (the “Amendment”) to add a new Section 8.9 designating the Court of Chancery of the State of Delaware, or in certain circumstances, other courts located in Delaware, to the fullest extent permitted by law, as the exclusive forum for certain proceedings relating to the Company, as set forth in the new Section 8.9.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 8.01.	Other Events.

On July 12, 2019, the Company issued a joint press release with Parent announcing the execution of the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    The following exhibits are filed with this report:

Exhibit 2.1:	Agreement and Plan of Merger, dated as of July 12, 2019, by and among Tower International, Inc., Autokiniton US Holdings, Inc. and Tiger Merger Sub, Inc.

Exhibit 3.1:	Amendment to the Bylaws

Exhibit 99.1:	Joint Press Release, dated July 12, 2019, announcing the execution of the Merger Agreement

Forward-Looking Statements

This document contains forward-looking information related to the Company, Parent and the proposed acquisition. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. All of the statements in this document, other than historical facts, are forward-looking statements and are based on a number of assumptions that could ultimately prove inaccurate. Forward-looking statements in this document include, among other things, statements with respect to the anticipated timing of the completion of the proposed acquisition and its potential benefits, as well as Parent’s plans, expectations and intentions and projected business, results of operations and financial condition. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, the Company’s actual results may differ materially from its expectations or projections. The following factors, among others, could cause actual plans and results to differ materially from those described in forward-looking statements: (1) risks related to the satisfaction of the conditions to closing the proposed acquisition in the anticipated timeframe or at all, including uncertainties as to how many Shares will be tendered in the Offer and the possibility that the acquisition does not close, (2) the possibility that alternative acquisition proposals will be made, (3) the possibility that the Company will terminate the Merger Agreement to enter into an alternative business combination, (4) the possibility that various closing conditions may not be satisfied and required regulatory approvals may not be obtained, (5) the risk that the Merger Agreement may be terminated in circumstances requiring the Company to pay a termination fee, (6) the risk of litigation and regulatory actions related to the proposed acquisition, which may delay the proposed acquisition, and (7) risks regarding the failure to obtain the necessary financing to complete the proposed acquisition. Other factors that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are set forth under “Risk Factors” in the Company’s most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, the Schedule TO and other tender offer documents to be filed by Parent and its affiliates, and the Solicitation/Recommendation Statement on Schedule 14D-9 to be filed by the Company. The Company’s filings with the United States Securities and Exchange Commission (the “SEC”) are

available publicly on the SEC’s website at www.sec.gov, or on the Company’s website at https://towerinternational.com/ under the “Investors” section. All such forward-looking statements speak only as of the date they are made. Except as required by law or regulation, the Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, circumstances or otherwise.

Additional Information

The Offer described herein has not yet commenced. This document is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any Shares or any other securities of the Company. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the SEC by Parent and Merger Sub, and promptly thereafter a solicitation/recommendation statement on Schedule 14D-9 will be filed with the SEC by the Company. The offer to purchase Shares will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT SUCH STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to Parent’s information agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWER INTERNATIONAL, INC.

By:	/s/ Jeffrey Kersten
Name:	Jeffrey Kersten
Title:	Chief Financial Officer

Dated: July 12, 2019